UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2010

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 17, 2010, Celsion Corporation (referred to herein as the "Company" or "we") entered into a financing arrangement, sometimes referred to as a committed equity line financing facility, with Small Cap Biotech Value, Ltd. (the "Purchaser").  Specifically, the Company entered into a Common Stock Purchase Agreement with the Purchaser (the "Purchase Agreement") that provides that, upon the terms and subject to the conditions set forth therein, the Purchaser is committed to purchase up to $15.0 million worth of our shares of common stock over the 24-month term of the Purchase Agreement under certain specified conditions and limitations; provided, however, in no event may we sell under the Purchase Agreement more than 2,404,434 shares of common stock, which is equal to one share less than 20% of our outstanding shares of common stock on the closing date of the Purchase Agreement, less the number of shares of common stock we issued to the Purchaser on the closing date in payment of its commitment fee; and provided, further, that in no event shall the Purchaser be obligated to purchase under the Purchase Agreement any shares of our common stock which, when aggregated with all other shares of our common stock then owned beneficially by the Purchaser, would result in the beneficial ownership by the Purchaser of more than 9.9% of the then issued and outstanding shares of our common stock.  From time to time over the term of the Purchase Agreement, and in our sole discretion, we may present the Purchaser with draw down notices requiring the Purchaser to purchase a specified dollar amount of shares of our common stock, based on the price per share over 10 consecutive trading days (the "Draw Down Period"), with the total dollar amount of each draw down subject to certain agreed-upon limitations based on the market price of our common stock at the time of the draw down or, if we determine in our sole discretion, a percentage of the daily trading volume of our common stock during the Draw Down Period.  We are able to present the Purchaser with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.

Once presented with a draw down notice, the Purchaser is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down.  The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from five percent to six percent, based on a minimum price we specify.  If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that the Purchaser will not be required to purchase the pro-rata portion of shares of common stock allocated to that day.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and termination provisions by, among and for the benefit of the parties.  The Purchase Agreement also provides for indemnification of the Purchaser and its affiliates in the event that the Purchaser incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach of the representations and warranties by the Company under the Purchase Agreement or the other transaction documents or any action instituted against the Purchaser or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

The Purchaser is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the "Securities Act").  The Purchaser shall use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement.

As payment of a portion of the Purchaser’s fees in connection with the Purchase Agreement, we agreed to issue to the Purchaser, upon the execution of the Purchase Agreement, 40,000 shares of our common stock (the "Commitment Shares").  The issuance of the Commitment Shares, together with all other shares of common stock issuable to the Purchaser pursuant to the terms of the Purchase Agreement, is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

In addition, we have agreed to pay $35,000 of reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation.  We have also agreed to pay certain fees and expenses incurred by the Purchaser in connection with ongoing due diligence of our company on a quarterly basis and other transaction expenses associated with fixed requests made by us from time to time during the term of the Purchase Agreement.  Further, if we issue a draw down notice and fail to deliver the shares to the Purchaser on the applicable settlement date, and such failure continues for 10 trading days, we have agreed to pay the Purchaser, in addition to all other remedies available to the Purchaser under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

In connection with the Purchase Agreement, on June 17, 2010, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Purchaser, pursuant to which we granted to the Purchaser certain registration rights related to the shares issuable in accordance with the Purchase Agreement.  Under the Registration Rights Agreement, we agreed to use our best efforts to prepare and file with the Securities and Exchange Commission (the "SEC") one or more registration statements on Form S-1, or such other form reasonably acceptable to the Purchaser and its legal counsel, as permissible and  necessary for purposes of registering the resale of the maximum shares of common stock issuable pursuant to the Purchase Agreement, including the Commitment Shares (the "Registrable Securities").  We agreed to file the initial registration statement with the SEC within 60 days of the closing date of the Purchase Agreement, and, if all of the Registrable Securities are ultimately not covered by the initial registration statement, we are required to use our best efforts to file with the SEC such additional registration statement(s) as necessary to register for resale all of the Registrable Securities.  We agreed to use our best efforts to cause the initial registration statement to be declared effective by the SEC within the earlier of (i) the fifth business day after we are notified by the SEC that the initial registration statement will not be subject to review (or further review) or (ii) 120 days of the effective date of the Purchase Agreement (180 days in the event the registration statement is reviewed by the SEC). We also agreed to use our best efforts to cause any additional registration statements required to be filed by us to be declared effective by the SEC within the earlier of (i) the fifth business day after we are notified by the SEC that such additional registration statement will not be subject to review (or further review) or (ii) 120 days following the date such registration statement is required to be filed by us under the Registration Rights Agreement (180 days in the event the registration statement is reviewed by the SEC).

We also agreed, among other things, to indemnify the Purchaser from certain liabilities and fees and expenses of the Purchaser incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act.  The Purchaser has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by the Purchaser to us for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

Reedland Capital Partners, an Institutional Division of Financial West Group ("Reedland"), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement.  We have agreed to pay Reedland, upon each sale of our common stock to the Purchaser under the Purchase Agreement, a fee equal to 1.0% of the aggregate dollar amount of common stock purchased by the Purchaser upon settlement of each such sale, for up to $7,500,000 aggregate dollar amount of common stock purchased.  Thereafter, Reedland's fee will be reduced to 0.5% of the aggregate dollar amount of common stock purchased.  We have agreed to indemnify and hold harmless Reedland against certain liabilities, including certain liabilities under the Securities Act.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are filed herewith as Exhibit 4.1 and Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

This report contains "forward-looking" statements, including statements related to the potential future sale of shares of our common stock and price for such sales under the Purchase Agreement. The actual results could differ materially from those projected or assumed in the forward-looking statements, including, among others, risks detailed from time to time in our reports with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended March 31, 2010.  There may be other factors not mentioned above or included in our filings with the SEC that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Item 3.02.  Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 8.01.  Other Events.

On June 17, 2010, we issued a press release announcing the financing arrangement described in Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release, dated June 17, 2010, of Celsion Corporation.
4.1	Registration Rights Agreement, dated June 17, 2010, by and between Celsion Corporation and Small Cap Biotech Value, Ltd.
10.1	Common Stock Purchase Agreement, dated June 17, 2010, by and between Celsion Corporation and Small Cap Biotech Value, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION
Date: June 17, 2010	By:	/s/ Timothy J. Tumminello
Timothy J. Tumminello Interim Chief Accounting Officer and Corporate Controller

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated June 17, 2010, of Celsion Corporation.
4.1	Registration Rights Agreement, dated June 17, 2010, by and between Celsion Corporation and Small Cap Biotech Value, Ltd.
10.1	Common Stock Purchase Agreement, dated June 17, 2010, by and between Celsion Corporation and Small Cap Biotech Value, Ltd.